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Independent Auditors' Consent

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-17003 of National Consumer Cooperative Bank on Form S-3 of our report dated January 30,1996, appearing in the Annual Report on Form 10-K of National Consumer Cooperative Bank for the year ended
December 31, 1995 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

Washington, D.C.
January 21, 1997